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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 18, 1999, included in Lennox International Inc.'s prospectus filed with the Commission on December 22, 1999 pursuant to Rule 424(b) under the Securities Act, and to all references to our Firm included in or made a part of this registration statement.


                                             /s/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


Dallas, Texas
    February 10, 2000